Exhibit 99.1

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“MOU”) is entered into as of July 23, 2012, by and among the undersigned parties (the “Parties”) to In re The Talbots, Inc. Shareholders Litigation, Consolidated C.A. No. 7513-CS (the “Action”), pending before the Delaware Chancery Court (the “Court”) and Brodt v. The Talbots, Inc., Case No. 1:12-cv-00853-UNA, pending before the United States District Court for the District of Delaware.

WHEREAS, on May 31, 2012, The Talbots, Inc. (“Talbots” or the “Company”) and Sycamore Partners, L.P. (“Sycamore”) issued a joint press release announcing the execution of a merger agreement among Sycamore affiliates TLB Holdings LLC, a Delaware limited liability company (“Parent”), and TLB Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (the “Purchaser”), and the Company (as amended as of the effective date of this MOU, the “Merger Agreement”);

WHEREAS, the Merger Agreement contemplates a tender offer by Parent and the Purchaser to purchase all of the issued and outstanding shares of Company common stock at a purchase price of $2.75 per share subject to certain terms and conditions;

WHEREAS, the Merger Agreement provides that, among other things, following the consummation of the tender offer and subject to the satisfaction or waiver of certain conditions, the Purchaser will merge with and into the Company (the “Proposed Transaction”), with the Company continuing as the surviving corporation in the merger and a direct, wholly-owned subsidiary of Parent.

WHEREAS, under certain circumstances, subject to the terms and conditions of the Merger Agreement, Parent, the Purchaser and the Company have agreed to proceed with a one-step merger transaction if the tender offer is not completed;

WHEREAS, on or about May 11, 2012, Charles Leach, a putative Talbots shareholder, filed In re The Talbots Shareholder Litigation, Civil Action No. 7513 (Del. Ch.), alleging that the Company and the Board had not adequately considered Sycamore’s initial proposal to purchase 100% of the outstanding shares of Company common stock in December, as well as a subsequent proposal Sycamore made in early May 2012;

WHEREAS, seven other putative shareholder class actions were filed in Delaware Chancery Court after the May 31, 2012 announcement of the Merger Agreement, alleging claims of breaches of fiduciary duty and aiding and abetting breaches of fiduciary duty against Talbots, the Board, and, in most of the actions, Sycamore and Sycamore’s affiliates, in connection with the Proposed Transaction: Fred W. Schwartz v. The Talbots, Inc., et. al., Civ. Action No. 7589 (Del. Ch.); David Wilkin v. The Talbots, Inc., et. al., Civ. Action No. 7594 (Del. Ch.); Christopher R. Walsh v. Talbots, Inc., et. al., Civ. Action No. 7602 (Del. Ch.); Edward Slapansky v. Trudy Sullivan, et. al., Civ. Action No. 7610 (Del. Ch.); Early McWhorter v. The Talbots, Inc., et. al., Civ. Action No. 7623 (Del. Ch.); Benjamin Wong v. Gary M. Pfeiffer, et. al., Civ. Action No. 7629 (Del. Ch.); and Craig Wilson v. Trudy F. Sullivan, et. al., Civ. Action No. 7647 (Del. Ch.).

WHEREAS, on June 12, 2012, plaintiff Fred Schwartz served discovery requests for the production of documents on Defendants;

WHEREAS, on June 12, 2012, plaintiff Fred Schwartz served a third-party subpoena on Perella Weinberg Partners LLP (“Perella Weinberg”), Talbots’ financial advisor in the Proposed Transaction;

WHEREAS, on June 7, 2012, plaintiffs Fred Schwartz, David Wilkin and Christopher R. Walsh moved to consolidate the then-pending actions and for appointment of lead counsel;

WHEREAS, on June 15, 2012, Parent and the Purchaser filed a Tender Offer Statement on Schedule TO concerning the tender offer with the Securities and Exchange Commission (“SEC”);

WHEREAS, on June 26, 2012, counsel for the plaintiffs in the then-pending actions (the “Delaware Plaintiffs”) reached agreement on a leadership structure and moved for consolidation and appointment of Co-Lead Counsel and Co-Liaison Counsel;

WHEREAS, on June 27, 2012, the eight pending Delaware Chancery actions were consolidated in this Court under the caption In re the Talbots, Inc. Shareholder Litigation, Consolidated C.A. No. 7513-CS, and the law firms of Faruqi & Faruqi, LLP and Levi & Korsinsky, LLP were appointed Co-Lead Counsel (“Delaware Co-Lead Counsel”) and the law firms of Rigrodsky & Long, P.A. and Faruqi & Faruqi, LLP were appointed Co-Liaison Counsel;

WHEREAS, on June 27, 2012, the Company filed a preliminary Proxy Statement on Schedule 14A with the SEC concerning the potential one-step merger (as amended as of the effective date of this MOU, the “Preliminary Proxy”);

WHEREAS, that same day, the Company filed a Solicitation/Recommendation Statement on Schedule 14D-9 concerning the Proposed Transaction (as amended as of the effective date of this MOU, the “Schedule 14D-9”);

WHEREAS, on or about June 29, 2012, Delaware Co-Lead Counsel notified counsel for the Talbots Defendants (defined below) that the Delaware Plaintiffs intended to file a consolidated complaint and a motion for expedited discovery;

WHEREAS, on July 2, 2012, the Delaware Plaintiffs filed a Consolidated Amended Class Action Complaint alleging claims for breaches of fiduciary duty and aiding and abetting breaches of fiduciary duty against Talbots, the Board (collectively with Talbots, the “Talbots Defendants”), Sycamore, Parent and the Purchaser (collectively with the Talbots Defendants, “Defendants”) in connection with the Proposed Transaction;

WHEREAS, on a date to be agreed during the week of July 22-28, 2012, prior to the expiration of the Tender Offer, Delaware Co-Lead Counsel will take the deposition of a member of Talbots Board;

WHEREAS, Delaware Co-Lead Counsel and counsel for the Talbots Defendants engaged in discussions concerning the Delaware Plaintiffs’ intent to file a motion seeking expedited discovery, and, in lieu of engaging in motion practice, the Company agreed to produce certain internal, nonpublic documents, including board minutes, board presentations and financial advisor presentations (“Document Production”);

WHEREAS, on July 6, 2012, putative Talbots shareholder Rina Brodt filed a Class Action Complaint in the United States District Court for the District of Delaware (“Federal Court”) alleging claims of breaches of fiduciary duty and aiding and abetting breaches of fiduciary duty against Talbots, the Board, Sycamore and Sycamore’s affiliates, as well as claims for violations of the federal securities laws, in connection with the Proposed Transaction (the “Federal Action,” together with the Action, the “Actions”);

WHEREAS, the Delaware Plaintiffs and Rina Brodt (collectively, “Plaintiffs”) have agreed to coordinate the settlement of the Actions;

WHEREAS, Plaintiffs’ counsel and Defendants’ counsel have engaged in arm’s-length discussions with a view toward resolving the Actions;

WHEREAS, Delaware Co-Lead Counsel made demands on Talbots that additional disclosures be contained in an amendment to the 14D-9 or Form 8-K;

WHEREAS, Defendants agreed to produce, and counsel in the Federal Action has reviewed, the Document Production previously produced to Delaware Plaintiffs;

WHEREAS, counsel in the Federal Action has reviewed and commented on Delaware Co-Lead Counsel’s demands for additional disclosures;

WHEREAS, Defendants agreed to make certain additional disclosures as requested by Plaintiffs, and Plaintiffs’ counsel has reviewed and approved the additional disclosures;

WHEREAS, on July 23, 2012, the Parties reached an agreement-in-principle on the structure of a settlement of the actions (the “Settlement”);

WHEREAS, all the Defendants have denied, and continue to deny, that they have committed, or aided and abetted in the commission of, any violation of law or engaged in any unlawful or wrongful acts;

WHEREAS, Plaintiffs believe that their claims have merit and are settling them in order to provide benefit to the shareholders in providing supplemental disclosures and to avoid the uncertainty of continued litigation;

WHEREAS, Plaintiffs and their counsel have taken into consideration the strengths and weaknesses of their claims and have concluded that the terms contained in this MOU are fair and adequate to the members of the class as defined herein (the “Class”) and confers a substantial benefit upon them and that it is reasonable to pursue a settlement of the Actions based upon the procedures outlined herein and the benefits and protections offered herein, and the Parties wish to document their agreement-in-principle in this MOU;

WHEREAS, the Parties wish to document their Settlement in this MOU;

NOW, THEREFORE, the Parties hereby agree in principle as follows:

1. As a result of the prosecution of the Actions and negotiations between and among the Parties, it is agreed, subject to and in consideration of the terms and conditions set forth below, that the Company will agree to include supplemental disclosures, substantially in the form of those set forth in Exhibit A to this MOU, in an amendment to the Schedule 14D-9, which is expected to be filed with the SEC on or about July 24, 2012 (the “14D-9 Amendment”).

2. Defendants acknowledge that the pendency and prosecution of the Actions and the negotiations between Plaintiffs and Defendants resulted in the decision to make the additional disclosures to supplement the 14D-9.

3. Plaintiffs acknowledge and agree that the parties to the Merger Agreement may negotiate amendments or modifications to the Merger Agreement or the 14D-9 Amendment and/or make further disclosures as may be necessary or required prior to the effective date of the Proposed Transaction to facilitate the consummation of the Proposed Transaction, and agree that they will not challenge or object to or bring any action related to any such amendments or modifications so long as they are not inconsistent with the fairness of the Settlement reflected in this MOU.

4. Within one (1) business day of the execution of this MOU, counsel for the Plaintiffs shall inform the Court and then Federal Court of the execution of this MOU.

5. Plaintiffs’ counsel shall have the opportunity to conduct such reasonable discovery as is appropriate and necessary to confirm the fairness and reasonableness of the terms of this Settlement, including depositions of (i) the Talbots Board member most knowledgeable about the Proposed Transaction on a date to be agreed during the week of July 22-28, 2012, prior to the expiration of the Tender Offer, and (ii) a representative from Perella Weinberg (“Confirmatory Discovery”). The Parties agree to use their good faith best efforts to complete such Confirmatory Discovery no later than August 22, 2012.

6. Plaintiffs shall have the right to withdraw from the Settlement in the event that they determine, based on information or facts discovered in the course of conducting Confirmatory Discovery, that the Settlement is not fair, reasonable, adequate or in the best interests of the Class.

7. Pending negotiation, execution, and Final Approval of the Settlement by the Court, the Parties and their counsel agree to stay the Actions, not to initiate any proceedings (including, but not limited to, a motion for a preliminary injunction) other than those incident to effecting the Settlement itself (including, but not limited to, Confirmatory Discovery), not to seek any interim relief in favor of any member of the Class, and to seek to withdraw any pending requests for interim relief. As used in this MOU, the term “Final Approval of the Settlement” means that the Court has entered a final order and judgment certifying the Class for settlement purposes, approving the Settlement, dismissing the Action with prejudice on the merits (and with each party to bear its own costs other than pursuant to paragraph 11), and providing for such release language as set forth in paragraphs 8(d) and 8(e) and enjoining all members of the Class from prosecuting or continuing any Settled Claim against any Released Person (as defined below); and that such final order and judgment is final and no longer subject to further appeal or review, whether by affirmance on or exhaustion of any possible appeal or review, by writ of certiorari or otherwise, or by lapse of time or otherwise. The Parties also agree to use their best efforts to prevent, stay, or seek dismissal of, or oppose entry of any interim or final relief in favor of any member of the Class in, any other litigation against any of the Parties that challenges the

Settlement or the Proposed Transaction, including any transactions contemplated thereby, or involves, directly or indirectly, a Settled Claim. The Parties further agree that the Settlement is conditioned upon the dismissal with prejudice of the Federal Action and the grant of releases including language substantially in the form set forth in paragraph 8(d) below by the plaintiff in that Federal Action in favor of the Defendants.

8. The Parties will attempt in good faith to agree promptly on an appropriate stipulation of settlement (the “Stipulation”) and such other documentation as may be required in order to effectuate the Settlement set forth herein and to obtain Final Approval of the Settlement by the Court and the dismissal of the Action with prejudice upon the terms set forth herein, and such Stipulation shall be executed and submitted to the Court for approval at the earliest practicable time following the consummation of the Proposed Transaction. The Stipulation shall expressly provide that (or for), among other things:

(a) Defendants have denied, and continue to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any alleged unlawful or wrongful act whatsoever, and expressly maintain that they diligently and scrupulously complied with any fiduciary, disclosure and all other legal duties. Defendants are entering into the Stipulation solely because the proposed Settlement would eliminate the burden, expense, and risk of further litigation;

(b) Plaintiffs, advised by their counsel, believe that their claims have merit based on proceedings to date, but recognize the risk of further litigation and have concluded that the proposed Settlement is fair and adequate and that it is reasonable to pursue the settlement of the Actions based upon the procedures outlined herein and the benefits provided to the Class;

(c) Appropriate certification, pursuant to Court of Chancery Rules 23(a), 23(b)(1) and/or 23(b)(2) of a non-opt out class consisting of all persons or entities who held shares of the Company, either of record or beneficially, other than Defendants, their subsidiary companies, affiliates, and members of their immediate families, as the case may be, at any time between and including August 1, 2011 and the date of the consummation of the Proposed Transaction;

(d) The full and complete discharge, dismissal with prejudice on the merits, settlement, and release of, and a permanent injunction barring, any and all manner of claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues known or unknown, asserted or unasserted, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, including Unknown Claims (as defined below) that have been, could have been, or in the future can or might be asserted in any court, tribunal or proceeding (including but not limited to any claims arising under federal, state, foreign or common law, including any state disclosure law and federal securities laws (including claims under the federal securities laws within the exclusive jurisdiction of the federal courts)), by or on behalf of Plaintiffs or any member of the Class, whether individual, direct, class, derivative, representative, legal, equitable, or any other type or in any other capacity (collectively, the “Releasing Persons”) against any Defendant and/or any of their respective families, parent entities, controlling persons, associates, predecessors, successors, affiliates or subsidiaries, and each and all of their respective past or present officers, directors, shareholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, brokers, dealers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, managers, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors and assigns (collectively, the “Released Persons”) which have arisen, could have arisen, arise now or hereafter may arise out of or relate in any manner to the acts, events, facts, matters, transactions, occurrences, statements, representations, misrepresentations or omissions or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to (i) the allegations that were asserted or could have been asserted in the Actions, (ii) the Proposed Transaction or any deliberations or negotiations in connection therewith or in connection with any other strategic alternative or alternative transaction, (iii) the consideration to be provided in the Proposed Transaction, (iv) the Merger Agreement (and the transactions and governance arrangements and employment arrangements contemplated therein or in connection therewith and/or any amendments or revisions thereto), (v) any fiduciary obligations of the Released Persons in connection with the Proposed Transaction or any alternatives thereto, (vi) other than as provided in this MOU, the fees, expenses, or costs incurred in prosecuting, defending, or settling the Actions, or (vii) any disclosures or alleged omissions made in connection with the Proposed Transaction, including any disclosures in or claimed omissions in the Preliminary Proxy or the Schedule 14D-9 (collectively, the “Settled Claims”); provided, however, that the Settled Claims shall not include any claims to enforce the Stipulation or the Settlement or any claims properly asserted by any Talbots shareholder for appraisal under Section 262 of the Delaware General Corporation Law;

(e) The release by Defendants, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors,

administrators, heirs, assigns, or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them, and each of them, of Plaintiffs, the Class, Plaintiffs’ counsel, and any person or entity acting for or on behalf of any of them, as the case may be, from any and all claims, arising out of or relating to the filing or prosecution of the Actions; provided, however, that the release shall not include Defendants’ right to enforce the terms of the Stipulation, the Settlement or the MOU.

(f) “Unknown Claims” means any claim that a Releasing Person does not know or suspect exists in his, her or its favor at the time of the release of the Settled Claims as against the Released Persons, including without limitation those that, if known, might have affected the decision to enter into the Settlement. The Settlement is intended to extinguish all Settled Claims and, consistent with such intentions, the Releasing Persons shall waive their rights to the extent permitted by state law, federal law, foreign law or principle of common law, which may have the effect of limiting the release set forth above. This shall include a waiver by the Releasing Persons of any rights pursuant to § 1542 of the California Civil Code (or any similar, comparable or equivalent provision) which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Releasing Persons acknowledge that members of the Class and/or other Company shareholders may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is their intention, as Plaintiffs and on behalf of the Class, to fully, finally and forever settle and release any and all claims released hereby known or unknown, suspected or unsuspected, that now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts. Plaintiffs and Defendants acknowledge, and the other members of the Class by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Settled Claims” was separately bargained for and was a key element of the Settlement and was relied upon by each and all of the Defendants in entering into the Stipulation;

(g) Entry of a judgment dismissing the Action with prejudice on the merits;

(h) A covenant by each member of the Class not to sue, and a bar against each member of the Class from suing, any Defendant or any other Released Person for any Settled Claim;

(i) That any of the Defendants shall have the right to withdraw from the proposed Settlement in the event that any claims related to the Proposed Transaction or the subject matter of the Actions (whether direct, derivative or otherwise) are or have been commenced against any person in any forum prior to Final Approval of the Settlement, and such claims are not dismissed or stayed in contemplation of dismissal;

(j) That any of the Defendants shall have the right to withdraw from the proposed Settlement in the event that the Federal Action is not dismissed with prejudice on the merits and/or Brodt has not provided a release including language substantially in the form set forth in paragraph 8(d) of this MOU in favor of the Defendants; and

(k) For such other terms and conditions as are customary or appropriate to the Settlement contemplated herein.

9. This MOU sets forth all of the material terms of the Settlement, and the consummation of the Settlement is subject to: (a) the drafting, execution, and filing of the

Stipulation and such other documentation related to settlement in a form mutually acceptable to the parties; (b) completion of the Proposed Transaction; (c) the conclusion by Plaintiffs and their counsel, after completion of Confirmatory Discovery, that the proposed Settlement is fair and reasonable; (d) Final Approval of the Settlement and final dismissal of the Action with prejudice on the merits and without awarding costs to any Party, except as provided herein; and (e) dismissal of the Federal Action with prejudice and without costs to any party thereto and Brodt’s release of Defendants as set forth in paragraph 8(j) of this MOU. The Parties intend to memorialize as soon as practicable the Settlement in the Stipulation and such other documentation as may be required in order to obtain Final Approval by the Court of the Settlement and the dismissal of this Action with prejudice and on the merits (as provided in paragraph 8). In the event of the Parties’ failure to agree in good faith on the form of such Stipulation and documentation, any Party may seek the assistance of the Court in facilitating the consummation of the Settlement as provided in this MOU. The Settlement shall be subject to the approval of the Court and any appeals that may be taken. Should the Settlement not be consummated in accordance with the terms described herein, the Proposed Transaction not be consummated for any reason, or the Court not enter an order finally approving the Settlement, the proposed Settlement shall be null and void and of no force and effect, and shall not be deemed to prejudice in any way the position of any Party with respect to its, his or her respective Action(s), and the Parties will be returned to the status quo ante. In such event, neither the existence of this MOU nor its contents shall be admissible in evidence or shall be referred to for any purpose in this litigation or in any other litigation or proceeding, and no Party shall be entitled to recover any costs or expenses incurred in connection with the implementation of this MOU. This MOU is not intended to create an obligation for any party to consummate the

Proposed Transaction and shall not modify in any way any party’s rights or obligations under any of the Proposed Transaction documents.

10. Plaintiffs’ counsel and Defendants’ counsel agree to cooperate in good faith to ensure that (i) any comments about or descriptions of the Settlement in the media or any other public forum are balanced, fair and accurate and (ii) any press releases announcing the proposed Settlement are provided in advance to Plaintiffs’ counsel and Defendants’ counsel before dissemination or publication; provided, however, that Defendants shall be able to make, without notification to or prior review or approval by Plaintiffs’ counsel, any and all disclosures regarding the Settlement that Defendants believe may be required or appropriate under applicable law or regulation or by the rules of any securities exchange on which Talbots securities trade, or as required in connection with a judicial or regulatory proceeding.

11. After all other terms of the Stipulation are agreed to, the Parties shall negotiate in good faith in an attempt to agree upon an amount of attorneys’ fees and expenses for which Plaintiffs’ counsel may apply to the Court and which Defendants will not oppose. Should the Parties be unsuccessful in reaching such an agreement, Plaintiffs’ counsel may apply to the Court for an award of attorneys’ fees and expenses (the “Fee Award”), the amount of which Defendants may oppose. Plaintiffs’ counsel may apply for attorneys’ fees and expenses only in the Delaware Court of Chancery and shall make no application for attorneys’ fees or expenses in any other court or jurisdiction. The Stipulation shall provide that the Court-approved payment of attorneys’ fees and expenses by Talbots or its insurer(s) or successor(s) in interest will be made within five (5) business days after the later of (i) the date of Final Approval of the Settlement and (ii) the date the Fee Award becomes final and no longer subject to further appeal or review, whether by affirmance on or exhaustion of any possible appeal or review, by writ of certiorari or otherwise, or by lapse of time or otherwise.

12. The failure of the Court to approve any requested Fee Award in whole or in part shall have no effect on the Settlement.

13. In the event the Settlement does not become final for any reason, Defendants reserve the right to oppose certification of any class in future proceedings.

14. Whether or not the Court approves the Settlement, Talbots or its successor in interest shall be responsible for the costs and administrative task of providing notice of the Settlement to the Class, and shall affect notice in the form and manner approved by the Court.

15. Plaintiffs and their respective counsel in the Actions represent and warrant that Plaintiffs are shareholders of the Company and have been shareholders at all relevant times and that none of Plaintiffs’ claims or causes of action referred to in any complaint in the Actions or this MOU, or any claims Plaintiffs could have alleged, have been assigned, encumbered or in any manner transferred in whole or in part. Each of the undersigned attorneys affirm that he or she has been duly empowered and authorized by his or her client(s) to enter into the Stipulation.

16. This MOU constitutes the entire agreement among the parties with respect to the subject matter hereof, and may not be amended nor any of its provisions waived except by a writing signed by all of the parties hereto. Any dispute concerning this MOU and the Settlement shall be litigated in the Court.

17. This MOU and the Settlement contemplated by it shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles.

18. This MOU may be executed in counterparts by facsimile or original signature by any of the signatories hereto and as so executed shall constitute one agreement.

19. This MOU shall be binding upon and shall inure to the benefit of the Parties and their respective agents, successors, executors, heirs and assigns.

20. All rights and obligations of the Parties hereunder shall survive the closing of the Proposed Transaction.

21. This MOU shall be of no further force and effect upon the execution by all parties of the Stipulation, which shall supersede the terms of this MOU.

IN WITNESS WHEREOF, the Parties have executed this MOU effective as of the date set forth below.

Dated: July 23, 2012

POTTER ANDERSON & CORROON LLP

OF COUNSEL:	By:	/s/ Brian C. Ralston
WHITE & CASE LLP Glenn M. Kurtz Andrew W. Hammond 1155 Avenue of the Americas New York, New York 10036-2787 (212) 819-8200

Donald J. Wolfe, Jr. (#285)

Brian C. Ralston (#3770)

Ryan W. Browning (#4989)

Hercules Plaza, 6th Floor

1313 North Market Street

P. O. Box 951

Wilmington, DE 19899

(302) 984-6000

dwolfe@potteranderson.com

bralston@potteranderson.com

rbrowning@potteranderson.com

Counsel for Defendants The Talbots, Inc., Gary M. Pfeiffer, Marjorie L. Bowen, John W. Gleeson, Andrew H. Madsen, Trudy F. Sullivan and Susan M. Swain

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

		By:	/s/ S. Mark Hurd

S. Mark Hurd (#3297)

D. McKinley Measley (#5108)

1201 N. Market Street

P.O. Box 1347

Wilmington, DE 19801

(302) 658-9200

Counsel for Defendants Sycamore Partners, L.P., TLB Holdings LLC, TLB Merger Sub Inc.

FARUQI & FARUQI, LLP

OF COUNSEL:		By:	/s/ James P. McEvilly, III
FARUQI & FARUQI, LLP Juan E. Monteverde Brian Moon 369 Lexington Avenue, 10th Fl. New York, NY 10017 Tel.: (212) 983-9330 Co-Lead Counsel for the Delaware Plaintiffs			James P. McEvilly, III (#4807) 20 Montchanin Road, Suite 145 Wilmington, DE 19807 Tel.: (302) 482-3182 Fax: (302) 4823612 Co-Liaison Counsel for the Delaware Plaintiffs

OF COUNSEL:

LEVI & KORSINSKY, LLP		RIGRODSKY & LONG

By:	/s/ Shannon L. Hopkins	By:	/s/ Brian D. Long
	Shannon L. Hopkins Allen Schwartz 30 Broad Street, 24th Floor New York, NY 10004 (212) 363-7500 Co-Lead Counsel for the Delaware Plaintiffs		Brian D. Long, Esq. (#4347) 919 North Market Street, Suite Suite 980 Wilmington, Delaware 19801 Tel.: (302) 295-5310 Co-Liaison Counsel for the Delaware Plaintiffs

O’KELLY ERNST BIELLI & WALLEN, P.A.

OF COUNSEL:	By:	/s/ Ryan M. Ernst
WEISS & LURIE Joseph H. Weiss Richard A. Acocelli Julia J. Sun 1500 Broadway, 16th Floor New York, New York 10036 (212) 682-3825		Ryan M. Ernst (#4788) 901 N. Market Street Suite 1000 Wilmington, DE 19801 (302) 778-4000 (telephone) (302) 295-2873 (facsimile) rernst@oebwlegal.com Counsel for Rina Brodt

EXHIBIT A

RIDER 28A

Replace the second sentence of the second full paragraph on page 28 of the Statement with the following: “The price per share of Company Common Stock at which such participants indicated that they would be interested in engaging in such a transaction were as follows: Participant A—$4.00 to $6.00; Participant B—$3.50 to $4.50; Participant C—$3.50 to $4.00; Participant D: $3.00 to $4.00; Participant E—$3.00 to $3.50; Participant F—$3.00 to $3.20; and Sycamore—$3.00.”

RIDER 47A

Insert the following chart after the first sentence under the heading Equity Research Analyst Price Target Statistics on page 47 of the Statement:

These research analyst price targets are summarized in the following tables:

Research Analyst	Price Target
Oppenheimer	$4.00
Wedbush	$1.65
Jefferies	$1.50
Nomura	$1.50
UBS	$1.40

RIDER 50A

Insert the following chart above the existing EV/FY 2012E EBITDA table under the heading Selected Publicly Traded Companies Analysis on page 50 of the Statement:

Selected Publicly Traded Companies	EV / FY 2012E EBITDA
Direct Peers
Chico’s	5.9x
Christopher & Banks	NM
Coldwater Creek	NM
New York & Co.	6.9x

Other Women’s Peers
Ann Inc.	4.9x
Cache	3.8x
Charming Shoppes*	6.6x

Other Retailers
A&F	4.0x
Ascena	5.6x
Bebe	9.0x
Gap	6.4x
Guess	4.7x
Wet Seal	3.6x

RIDER 52A

Insert the following sentence after the first sentence of the first paragraph under the heading Discounted Cash Flow Analysis on page 52 of the Statement: “Actual cash flows for the first quarter of fiscal year 2012 were not included because their impact was reflected in the capital structure/net debt balance used in Perella Weinberg’s analysis.”

RIDER 52B

Insert the following sentence after the second sentence of the first paragraph under the heading Discounted Cash Flow Analysis on page 52 of the Statement: “Perella Weinberg treated stock-based compensation as a non-cash expense in connection with this analysis.”

RIDER 52C

Insert the following after the third sentence of the first paragraph under the heading Discounted Cash Flow Analysis on page 52 of the Statement: “Perella Weinberg estimated the Company’s weighted average cost of capital by calculating the cost of equity (derived utilizing the capital asset pricing model) and assuming an appropriate capital structure based on comparable companies. The estimate of the Company’s cost of equity took into account the Company’s unlevered equity beta, the risk free rate and the equity risk premium, all of which were based upon information from various independent sources (including market risk-free interest rates, market equity risk premiums, small stock risk premiums, and equity betas).”

RIDER 52D

Insert the following after the second sentence of the first paragraph under the heading Discounted Cash Flow Analysis on page 52 of the Statement: “The Board understood that Perella Weinberg used the estimated unlevered free cash flows for fiscal years 2012 through 2014 when preparing the discounted cash flow analysis, consistent with management having reforecasted those years when management revised their projections as of April 20, 2012.”

RIDER 52E

Replace the second-to-last sentence in the first paragraph under the heading Discounted Cash Flow Analysis on page 52 of the Statement with the following (added language in bold): “The present values of unlevered free cash flows generated over the period described above were then added to the present values of terminal values resulting in a range of implied enterprise values for the Company, assuming net debt of $176 million as of April 28, 2012 per management estimates.”

RIDER 53A

Replace the existing first table under the heading Selected Transactions Analysis on page 53 of the Statement with the following:

Date	Target	Acquirer	EV/LTM Revenue	EV/LTM EBIDTA
May 2012	Charming Shoppes	Ascena	0.44x	10.8x
September 2011	Mexx *	The Gores Group	0.14x	NM
December 2010	JoAnn Stores	Leonard Green	0.82x	8.2x
November 2010	J. Crew	Texas Pacific Group & Leonard Green	1.59x	8.6x
October 2010	Gymboree	Bain Capital	1.71x	8.2x
March 2010	Tommy Hilfiger	V. Heusen	1.39x	7.9x
August 2009	Charlotte Russe *	Advent International	0.37x	6.6x
June 2009	Tween Brands *	Ascena	0.25x	5.6x
July 2007	Deb Shops	Lee Equity Partners	0.79x	7.8x
June 2007	Barney’s	Istithmar	NM	14.1x
March 2007	Claire’s	Apollo	1.74x	7.9x
July 2006	Petco	Consortium	0.89x	8.7x
June 2006	Michaels Stores	Consortium	1.52x	12.2x
January 2006	Burlington Coat	Bain Capital	0.58x	7.2x
December 2005	Tommy Hilfiger	Apax Partners	0.89x	7.9x
November 2005	Linens n Things *	Apollo	0.49x	8.8x
May 2005	Neiman Marcus	Consortium	1.34x	10.2x
March 2005	Toys R Us *	Consortium	0.54x	9.4x
February 2005	May Department Stores	Federated Department Stores	1.24x	8.9x
November 2004	Barney’s	Jones Apparel Group	0.90x	8.1x

*	Denotes targets undergoing a turnaround at the time of the transaction

RIDER 55A

Insert the following sentence after the third paragraph on page 55 of the Statement: “Perella Weinberg has not provided any services to or received any compensation from Sycamore in the past two years.”